PATENT LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is entered by and between Call Compliance.com, Inc., a Delaware corporation with a principal place of business at 90 Pratt Oval Glen Cove, New York 11542 ("CCC"), Call Compliance Inc., a New York corporation with a principal place of business at 90 Pratt Oval Glen Cove, New York 11542 ("CCI"), and Illuminet, Inc., a Delaware corporation (and a VeriSign Company) with a principal place of business at 4501 Intelco Loop S.E., Olympia WA 98507 ("Illuminet,") (with CCC and Illuminet being hereinafter individually and collectively referred to herein as "Party" and "Parties").

      WHEREAS, CCC owns the Licensed Patent;

      WHEREAS, Illuminet wishes to obtain a license from CCC to use the Licensed Patent for developing, marketing, operating, and providing certain services, and CCC is willing to grant such a license, subject to the terms and conditions set forth below; and

      WHEREAS, in addition to the above license, CCI, a wholly owned subsidiary of CCC, and Illuminet are entering into an Alliance Agreement ("Alliance Agreement") concerning the terms of each such party's responsibilities with respect to developing, marketing, operating, and providing the Service.

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.0   Definitions.

      1.1 "Intellectual Property Rights" means any and all (by whatever name or term known or designated) tangible and intangible rights now known or hereafter existing in and to copyrights, patents, trade secrets, know-how, any and all inventions, discoveries or improvements, and any other intellectual and industrial property and proprietary rights, of every kind and nature throughout the world and however designated, and including all registrations, applications, renewals, extensions thereof, but excluding trademarks, service marks and trade names.

      1.2 "Licensed Patent" means the patent rights in the following patent and patent application and any patents issued thereon and any and all continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions thereof: United States Patent Serial No. 09/435,935 entitled "Call Blocking System" filed on November 9, 1999 and issued as United States Patent No. 6,330,317 on December 11, 2001. A copy of the Licensed Patent as of the Effective Date of this Agreement is annexed hereto as Exhibit A.

      1.3 "Service" means the services developed, marketed, operated and/or provided by or on behalf of Illuminet that incorporate, are based on, related to, would infringe, or are created using, in whole or in part, the Licensed Patent or Intellectual Property Rights derived from or related to the Licensed Patent.

2.0   LICENSE GRANT.

CCC hereby grants to Illuminet a non-transferable, non-exclusive license to use the Licensed Patent to develop, market, operate, and provide the Service throughout the United States on the terms and subject to the conditions set forth in this Agreement or the Alliance Agreement. In addition, CCC hereby grants to Illuminet a limited right to allow third parties to use the Licensed Patent for the exclusive purpose of developing software for the Service, provided that each such third party has executed an non-disclosure agreement with Illuminet under terms at least as restrictive as those contained in Section 5 herein (Proprietary Information).

3.0   COMPENSATION.

The consideration to CCC for the license granted herein, is the continued performance of Illuminet under the terms of Alliance Agreement or as otherwise may be mutually agreed in writing by the Parties.

4.0   OWNERSHIP.

      4.1 The Parties agree that the Licensed Patent (and Intellectual Property Rights therein) shall be and will remain the exclusive property of CCC.

      4.2 Any discovery, invention, application, technique, process, specification, system, design or work of authorship that is based on, or improves upon the Licensed Patent (a "Development"), and the Intellectual Property Rights therein, shall be and will remain the property of the Party responsible for creating such Development and memorializing such Development in writing. Provided, however, a Development shall not include any idea, concept, and/or thought not reduced to practice or fixed in a tangible medium of expression. Any idea, concept, or thought, that is based on, or improves upon, the Licensed Patent which is not reduced to practice or fixed in a tangible medium shall be treated as confidential and shall not be used in any manner by the Receiving Party without the Disclosing Party's consent and then only upon the terms and conditions agreed upon.

      4.3 If CCC owns a Development, Illuminet shall have a right to use such Development under the Alliance Agreement and pursuant to the license granted in Section 2.0 herein

5.0   PROPRIETARY INFORMATION.

      5.1 Identification of Proprietary Information. Each Party may make available or otherwise disclose to the other Party during the negotiation or performance of this Agreement certain business information, including information that is proprietary to a third party. Except as otherwise stated herein, all such information shall be considered the confidential and proprietary information of the Party disclosing such information ("Disclosing Party") if, when disclosed in writing, it is clearly marked as confidential and/or proprietary, and if, when disclosed orally, it is clearly identified at the time of disclosure as being confidential and/or proprietary ("Proprietary Information"). For the purposes of this Agreement, "Receiving Party" shall mean the Party and its parties to whom Proprietary Information is disclosed under Section 5.3 herein.

      5.2   Exclusions. Notwithstanding  anything  to  the  contrary  in  this
            Section 5, Proprietary Information shall not include information that the Receiving Party can demonstrate: (i) was known to the Receiving Party prior to disclosure by the Disclosing Party as evidenced by documentation that was in existence prior to any disclosure by the Disclosing Party to the Receiving Party and that is free from any obligation to keep it confidential; (ii) was independently developed by the Receiving Party without reference to or knowledge of the Disclosing Party's Proprietary Information as evidenced by documentation that was in existence prior to any disclosure by the Disclosing Party to the Receiving Party; (iii) is within the public domain through no action on the part of the Receiving Party as evidenced by documentation; (iv) was received from a third party who was under no obligation to keep such information confidential; or (v) was authorized in writing by the Disclosing Party for release prior to such release.

      5.3 Permitted Uses. Neither Party shall disclose the Proprietary Information of the other Party, except to its directors, officers, employees, agents, consultants and attorneys, and those of its subsidiary and parent entities who have a need to know such Proprietary Information for negotiation or performance of this Agreement or the Alliance Agreement, as the case may be, and who have agreed to maintain the confidentiality of such Proprietary Information as provided herein ("Related Parties").

      5.4 Return of Proprietary Information. The Disclosing Party may request, at any time, that the Receiving Party return or destroy the tangible copies and erase from its computer systems ("Eliminate(d)") the Proprietary Information of the Disclosing Party, unless such Proprietary Information is critical for the Receiving Party to perform its obligations under this Agreement.. Such request shall describe with reasonable particularity the Proprietary Information to be Eliminated. Within fifteen (15) days of receipt of such a request, the Receiving Party shall either Eliminate the Information described in the request, or, if required by law or regulation to retain copies of such Proprietary Information, notify the Disclosing Party of and comply with such requirement.

      5.5 Discovery. If a demand under legal or regulatory authority of competent jurisdiction or a requirement of law for the discovery or disclosure of Proprietary Information is made known to the Receiving Party, the Receiving Party shall give the Disclosing Party notice of the demand or requirement prior to disclosing the Proprietary Information and shall, upon the request and at the expense of the Disclosing Party, obtain or cooperate in any efforts by the Disclosing Party to seek reasonable arrangements to protect the confidential and proprietary nature of such Proprietary Information.

      5.6   Duration  of  Obligations.   The  obligations  described  in  this
            Section 5 shall subsist during the term of this Agreement, and survive the termination of this Agreement for a period of three
            (3) years, except for that Proprietary Information marked "Sensitive Proprietary Information," for which the obligations of this Section 5 shall subsist during the term of this Agreement and survive the termination of this Agreement in perpetuity.

      5.7 Injunctive Relief. Both Parties agree that a breach of any of the obligations set forth in this Section 5 would irreparably damage and create undue hardships for the other Party. Therefore, the non-breaching Party shall be entitled to immediate court ordered injunctive relief to stop any apparent breach of this Section 5, such remedy being in addition to any other remedies available to such non-breaching Party.

6.0   WARRANTIES.

      6.1   Each of CCC and Illuminet represents to the other as follows:

            6.1.1.      Each  is  a  corporation   duly   organized,   validly
                  existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power, authority, and legal right to own its property and conduct its business as now conducted and as contemplated under this Agreement.

            6.1.2.      Each  is  duly   qualified  to  do  business  in  each
                  jurisdiction in which the nature of its properties or its business requires such qualification and in which the failure to so qualify would materially adversely affect its business or financial condition.

            6.1.3.      The execution,  delivery,  and  performance by each of
                  this Agreement and the performance by each of its obligations hereunder (i) are within their respective power and authority; (ii) has been duly authorized by all necessary action on the part of their respective governing bodies; (iii) will not contravene any provision of law or regulation, or any writ or decree of any court or governmental instrumentality or their respective jurisdictions of incorporation or other agreement of either, and (iv) will not conflict with or result in a breach of or default under (with or without notice or lapse of time), any contract, agreement, indenture, mortgage, deed of trust, lease, or other instrument to which either Party is bound or any of their respective assets are subject.

            6.1.4.      This  Agreement  has been duly  executed and delivered
                  by each Party and constitutes the valid, legal and binding obligation of each Party, enforceable in accordance with its terms.

            6.1.5.      As of the  Effective  Date, no approval or consent of,
                  or filing with, any governmental authority is required to be obtained or effected by either Party in connection with its execution, delivery, and performance of this Agreement.

            6.1.6.      As of the Effective  Date,  there is no pending or, to
                  its knowledge, threatened action, suit or proceeding or investigation before any court, board of arbitration or arbitrator, governmental body, agency, instrumentality or official against or affecting either Party, the outcome of which, if adversely determined, would have a material adverse effect on the ability of either Party to fully perform its obligations under this Agreement.

            6.1.7.      Neither   Party  is  a  party  to  any   agreement  or
                  instrument or subject to any restriction having a materially adverse effect on its ability to perform its obligations under this Agreement.

            6.1.8.      As of the Effective Date,  neither Party is in default
                  under any applicable order, writ, injunction, or decree of any court, governmental department, board or agency or instrumentality of any arbitrator.

            6.1.9.      Each Party has  obtained or shall obtain in respect of
                  this Agreement and the transactions contemplated hereby, on or prior to the date hereof, all governmental permissions, rights, licenses and permits, if any, to carry out the transactions contemplated thereby. Neither Party has received notice of any violation of any applicable law, regulation, order or requirement which would have a materially adverse effect on the transactions contemplated by this Agreement, and which has not been complied with or corrected in all material respects.

      6.2   Intentionally deleted.

      6.3 CCI hereby guarantees the performance of CCC's obligations under this Agreement.

      6.4 THE WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT ARE THE SOLE WARRANTIES, EXPRESS OR IMPLIED, GIVEN BY EITHER PARTY IN
            CONNECTION WITH THE LICENSED PATENT. WITH RESPECT TO THIS AGREEMENT, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.0   INDEMNITY.

      7.1 In addition to the indemnity provisions set forth in the Alliance Agreement, CCC will defend, indemnify and hold harmless Illuminet from and against any loss, cost, claim, liability, damage, and expense (including reasonable attorney's fees) brought or claimed by third parties (collectively, "Claims"), which are brought against Illuminet alleging that Illuminet's practicing of the invention of the Licensed Patent infringes upon the Intellectual Property Rights of a third party. Illuminet shall notify CCC promptly in writing of any Claims for which CCC is responsible under this Section 7 and shall tender the defense of such Claims to CCC. Illuminet shall cooperate in a reasonable manner with the defense or settlement of such indemnified Claims at CCC's expense. CCC shall not be liable under this Section 7 for settlements by Illuminet of any Claims unless the CCC has approved the settlement in advance or unless the defense of such Claims has been tendered to CCC in writing and CCC has failed to promptly undertake the defense

      7.2 Illuminet, at its own expense, shall (a) conduct its own defense of, or otherwise be responsible for, any portion of the third party's action which is not related to Illuminet's practicing of the invention of the Licensed Patent and/or (b) at its election, conduct its own defense of any portion of the Claims against it which would otherwise be indemnified hereunder.

8.0   LIMITATION OF LIABILITY.

            EXCEPT AS PROVIDED IN SECTION 7 HEREINABOVE, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY WITH RESPECT TO THIS AGREEMENT FOR ANY LOST INCOME OR PROFITS OR ANY INDIRECT,
            SPECIAL, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND WHATSOEVER, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.0   DISPUTES.

      9.1 Informal Resolution. The Parties agree that they shall attempt to resolve any dispute regarding any right, obligation, duty, or liability arising out of the provisions of this Agreement through informal discussions or negotiations prior to resorting to formal dispute resolution procedures contained in Section 9.2 below.
            If, at any time following the commencement of any such discussions or negotiations, either Party determines such discussions or negotiations are not likely to result in a reasonable resolution of the dispute, it may send to the other Party a written statement of the issues or problems being discussed or negotiated ("Dispute Statement"). If the dispute has not been resolved within thirty (30) days after the mailing of the Dispute Statement, either Party shall have the right to serve a written demand for arbitration upon the other and thereby commence binding arbitration in accordance with the provisions set forth below. The mailing of the Dispute Statement and the passage of thirty (30) days from the date of the mailing of such Dispute Statement shall be conditions precedent to the commencement of any arbitration proceedings hereunder.

      9.2   Binding Arbitration.

            9.2.1 Within five (5) business days of delivery of a demand,  each
                  Party shall designate an arbitrator. The two designated arbitrators shall then select a third arbitrator to complete the full arbitration panel within twenty (20) business days, or as otherwise agreed.

            9.2.2 The  arbitration  panel shall commence  hearing within sixty
                  (60) days of the selection of the panel. The scope of document production and the enforcement of document requests may be ordered by the arbitrators to the extent economical and reasonable. All discovery requests shall be subject to the proprietary rights of the Parties, and the arbitrators shall adopt procedures to protect such rights. Except where contrary to the provisions set forth in this Agreement, the rules of the American Arbitration Association ("AAA") shall be applied; Provided, however, that the arbitration need not be conducted under the auspices of the AAA, in which event the fee schedule of the AAA shall not apply. The Parties agree that the arbitration panel shall have the authority to order injunctive relief and such order shall be enforceable by a court of competent jurisdiction.

            9.2.3 All costs of  arbitration  and any award of attorney's  fees shall be  awarded  pursuant  to the  provisions  of  Section
                  12.15 of this Agreement.

      9.3 Time Limitations. The provisions of this Section 9 shall survive the termination of this Agreement. The commencement of formal dispute resolution procedures (i.e., the delivery of a Dispute Statement), or any other action in law or equity arising out of this Agreement, may not occur more than three (3) years after the event giving rise to the dispute has occurred.

10.0  TERM; TERMINATION.

      10.1 The initial term (the "Initial Term") of this Agreement shall be five (5) years from the Effective Date. At the expiration of the Initial Term, this Agreement shall extend for successive one (1) year terms (each a "Renewal Term") unless either Party shall have delivered to the other Party a notice of termination at least ninety (90) days prior to the expiration of the Initial Term or the applicable Renewal Term.

      10.2 Notwithstanding the above Section 10.1, this Agreement may be terminated by:

            10.2.1      The  non-defaulting  or  non-breaching  Party,  if the
                  other Party otherwise defaults in the performance of or materially breaches any of the provisions of this Agreement, with the default or breach continuing unremedied for a period of thirty (30) days after receipt of written notice from the non-defaulting or non-breaching Party to the Party in default or breach, specifying in reasonable detail the nature of such default or breach. The non-defaulting or non-breaching Party may terminate the license granted under this Agreement in accordance with this Section 10.2.1 by providing the Party in default or breach with written notice of termination upon expiration of said thirty (30) day period.

            10.2.2       Intentionally deleted

            10.2.3      Intentionally deleted

            10.2.4  Intentionally deleted.

            10.2.5 Either Party, if the Alliance Agreement is terminated, upon written notice of termination to the other Party.

11.0  WAIVER.

      11.1  The   failure by either  Party to exercise any of its rights under the license granted under this Agreement shall not be deemed to constitute waiver of any such rights.

      11.2 The waiver of a breach of any of the terms hereof or of any default hereunder shall not be deemed a waiver of any subsequent breach or default, whether of the same or similar nature, and shall not in any way affect the other terms thereof. No waiver or modification hereof shall be valid or binding unless in writing and signed by the Parties hereto.

12.0  GENERAL PROVISIONS.

      12.1 Notice. All notices, demands and statements to be given under this Agreement will be made in writing and shall be deemed given three (3) days after deposit thereof in the U.S. Mail, postage prepaid, and addressed as follows:

            12.1.1      As to CCC:

                  Call Compliance Inc.
                  Attention: Alison Garfinkel
                  90 Pratt Oval
                  Glenn Cove, New York 11542

                  With a copy to:

                  Cadwalader, Wickersham, & Taft
                  100 Maiden Lane
                  New York, NY 10038
                  Telephone: (212) 504-5555
                  Facsimile: (212) 504-6666
                  Attention:  Dennis J. Block, Esq.

            12.1.2      As to Illuminet:

                  Illuminet Inc.
                  Attention: Contract Administration
                  4501 Intelco Loop S.E.
                  Olympia, WA 98507

            A change of address for the giving of notice shall be made in the same manner as the giving of notice.

            Any notice given by facsimile transmissions shall be followed by a hard copy thereof sent in the manner set forth above, and shall be deemed given upon receipt of confirmation of transmission of facsimile.

      12.2 Assignment. Neither Party may assign its rights or obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior express written consent of the other Party. Any purported assignment in violation of this article shall be null and void. Notwithstanding any other provision in this Agreement, either Party may assign this Agreement, in whole or in part, to any entity acquiring substantially all of the stock or assets of such Party or the surviving entity pursuant to a merger.

      12.3  Removed.

      12.4 Conformity to Laws, Rules, Regulations and Orders. Notwithstanding any other provision of this Agreement, each Party agrees to perform all of its obligations and undertakings prescribed in this Agreement in compliance with all applicable laws, orders, rules and regulations that may affect the matters covered by this Agreement.

      12.5 Construction. This Agreement is the product of negotiation among the Parties and their respective counsel. This Agreement shall be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of any Party. Any ambiguity shall not be interpreted against the drafting Party.

      12.6 Entire Agreement. This Agreement, together with any attached exhibits, and together with the Alliance Agreement embodies the entire understanding and agreement between the Parties and supersedes any prior understanding and agreement between and among them respecting the subject matter hereof. In the event of a conflict between the terms and conditions of the Alliance Agreement and with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. There are no representations, agreements, arrangements or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement, which are not fully expressed herein or in the Alliance Agreement. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein, shall be valid unless made in writing and signed by duly authorized representatives of the Parties.

      12.7 Force Majeure. Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, governmental regulations, or other causes arising out of a state of national emergency or war ("Force Majeure Event"), provided that such Party gives the other Party written notice thereof promptly and, in any event, within thirty (30) days of discovery thereof and uses its best efforts to cure the delay and one Party so informs the other in writing of such causes and its desire to be released. In the event that any Force Majeure Event prevents either Party from carrying out its obligations under this Agreement for a period of more than thirty (30) days, the other Party may terminate this Agreement upon thirty (30) days written notice without liability.

      12.8 Governing Law. This Agreement, in all respects, will be interpreted, construed, applied and governed in accordance with the laws of the Commonwealth of Virginia excluding its conflict of laws rules.

      12.9 Venue. Any arbitration or other judicial proceeding brought with respect to this Agreement must be brought in the state courts sitting in Fairfax County, Virginia and by execution and delivery of this Agreement, each signatory hereto (i) hereby submits to and accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

      12.10 Headings. The titles and headings of the Sections in this Agreement are inserted merely for convenience and identification and are not to be used in the interpretation or construction of this Agreement.

      12.11 No Agency. Nothing contained in this Agreement shall be construed as making either Party the partner, joint venturer, agent, or employer/employee of the other. Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take or omit to take any action, which shall be binding on the other, except and unless as expressly and explicitly provided for herein or expressly and explicitly authorized in writing by the Party to be bound.

      12.12 Original Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.13 Publicity. Any press release or other publicity issued by a Party describing this Agreement or otherwise referencing the Parties to this Agreement shall, be subject to the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

      12.14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions hereof, and shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event any provision or portion in this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the remaining portion of any such provision and/or the remaining provisions of this Agreement shall not be affected thereby.

      12.15  Removed.

      12.16 Survival. Any termination of the license granted under this Agreement shall not discharge either Party from any right, duty, obligation or liability that arose or occurred prior to the effective date of such termination. Sections 4.0, 5.0, 7.0, 8.0, 9.0, and 12.0 shall survive any termination of the license granted under this Agreement. Additionally, in the event that, following termination of this Agreement (except termination of this Agreement under Section 10.2.3), Illuminet has agreements, in effect, with customers to provide the Service, all the rights set forth in this Agreement and Sections 1, 2, 3, 6, 8, 10, 12, 13, 14, 17, and 18 of the Alliance Agreement (unless otherwise mutually agreed in writing) shall survive with respect to each such customer until each such customer's agreement for the Service has been cancelled, terminated, or expired.

      12.17 Incorporation  by  Reference.  Exhibits A, annexed  hereto,  is by
            each  and  every   reference   thereto   incorporated   herein  by
            reference.

                                    # # #

      IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of each Party by and through its authorized representative to be effective the date of last signature hereto (the "Effective Date").

      Each Party represents and warrants that it has not altered this Agreement in any manner other than as agreed to in writing by the Parties or as an inter-delineation initialed by both Parties.

      The signatories to this Agreement hereby warrant and represent that they have the authority to execute this Agreement on behalf of the entity or entities for which they sign.

                                       # # #

CALL COMPLIANCE.COM, INC. ("CCC")   ILLUMINET INC. ("ILLUMINET")

By:   ________________________            By:   ________________________

Name: ________________________            Name: ________________________

Title: ___________________________        Title: ________________________

Date: ___________________________         Date: __________________________

CALL COMPLIANCE, INC. ("CCI")

Solely with respect to Section 6.4

By:__________________________
Name:________________________
Title:_________________________
Date:_________________________

EXHIBITS:

A: Patent

                                  EXHIBIT A

                                    Patent

                    [To be inserted under separate cover.]